UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2026
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 960-1518
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 18, 2026, Affirm Holdings, Inc. (the “Company”), a Nevada corporation, and Affirm, Inc. (the “Borrower”), a Delaware corporation and wholly-owned subsidiary of the Company, as borrower, entered into Amendment No. 4 to the Revolving Credit Agreement (the “Amended Credit Agreement”) with the lenders party thereto and Barclays Bank PLC, as administrative agent (the “Lenders”) and the other parties party thereto. Under the Amended Credit Agreement, the aggregate commitment increased from $330 million to $675 million, and the maturity was extended two years to June 18, 2029, provided that, if on any day occurring on or after the 91st day before the maturity of the Company’s outstanding 0% convertible notes due 2026 (the “2026 Notes”), the aggregate outstanding principal amount of the 2026 Notes shall be greater than or equal to the greater of (i) $150 million and (ii) the Company’s liquidity level, the Amended Credit Agreement shall mature on such date. The Amended Credit Agreement amends the Revolving Credit Agreement, dated February 4, 2022 (as also amended on August 15, 2022, June 26, 2024 and December 16, 2024, the “Credit Agreement”). At closing, no amounts were outstanding under the Credit Agreement.

Proceeds of the borrowings under the Amended Credit Agreement will be used for general corporate purposes in the ordinary course of business. Borrowings under the Amended Credit Agreement are unsecured and will bear interest at a rate equal to, at the Borrower’s option, either (a) a SOFR rate determined by reference to the forward-looking term SOFR rate for the interest period, plus an applicable margin of 1.50% per annum or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the rate last quoted by the Wall Street Journal as the US prime rate and (iii) the one-month forward-looking term SOFR rate plus 1.0% per annum, in each case, plus an applicable margin of 0.50% per annum. In addition, the Amended Credit Agreement requires the Borrower to pay a commitment fee of 0.15% per annum in respect of the unused commitments under the Credit Agreement.

The obligations of the Borrower under the Amended Credit Agreement are presently guaranteed by the Company and certain domestic subsidiaries of the Borrower and are required to be guaranteed in the future by certain additional domestic subsidiaries of the Company.
The Amended Credit Agreement contains events of default if either the cumulative default ratio for a given period or the 3-month rolling average delinquent receivable ratio referred to therein exceeds certain thresholds, and other customary events of default, including in the event of a change of control. The Amended Credit Agreement also contains certain covenants and restrictions that limit the Company and its subsidiaries’ ability to, among other things, incur additional debt; create liens on certain assets; pay dividends on or make distributions in respect of their capital stock or make other restricted payments; consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; and enter into certain transactions with their affiliates.

The Amended Credit Agreement also contains certain financial maintenance covenants which require the Company and its subsidiaries to not exceed a specified leverage ratio and to maintain a minimum level of tangible net worth, in each case, as of the last day of each fiscal quarter.

If the Company or Borrower fail to perform their respective obligations under these and other covenants (after giving effect to any applicable grace period specified in the Amended Credit Agreement), or should any event of default occur, the revolving loan commitments under the Amended Credit Agreement may be terminated and any outstanding borrowings, together with accrued interest, under the Amended Credit Agreement could be declared immediately due and payable.

The foregoing is a summary description of certain terms of the Amended Credit Agreement and does not purport to be complete, and it is subject to and qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director

On June 24, 2026, the Board of Directors (the “Board”) of the Company increased the size of the Board from nine directors to ten directors and appointed Ryan Schneider to the Board as a Class III director, each effective July 1, 2026. In addition, Mr. Schneider was appointed as a member of the Audit Committee and Nominating and Governance Committee of the Board.

Mr. Schneider was the Chief Executive Officer for Anywhere Real Estate, a global leader in residential real estate franchising and brokerage, from 2018 to 2026. Prior to Anywhere Real Estate, he served as President, Card Business for Capital One Financial Corporation from 2007 to 2016, where he was responsible for U.S., U.K., and Canada credit card businesses, and also served as senior advisor from 2016 to 2017. Mr. Schneider previously served as a partner at McKinsey and Company with a focus on financial services clients. Mr. Schneider currently serves on the board of directors of Elevance Health, where he chairs the Audit Committee. He previously served on the board of directors of Anywhere Real Estate from 2017 to 2026 and Capital One Bank (USA) N.A. from 2008 to 2016.

Mr. Schneider was selected to serve on the Company’s Board due to his extensive executive leadership, his finance, marketing and consumer insights and technology experience, and his public company board of directors service.

For his service on the Company’s Board, Mr. Schneider will participate in the Company’s compensation program for non-employee directors, pursuant to which he will receive (i) a grant of restricted stock units (“RSUs”) with an aggregate value of $260,000, vesting annually over three years and subject to his continued service as a director, (ii) an annual grant of RSUs with an aggregate value of $260,000, vesting upon the earlier of (x) the date of the Company’s next annual meeting of its stockholders or (y) the first anniversary of the date of grant, and (iii) a $55,000 annual cash retainer (which he may elect to receive in RSUs rather than in cash). He is also entitled to a cash retainer in connection with his service on Board committees.

In connection with his appointment as a director, Mr. Schneider will enter into an indemnity agreement with the Company, a form of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the Securities and Exchange Commission on August 28, 2025. Other than the foregoing, there are no arrangements or understandings between Mr. Schneider or any other persons pursuant to which Mr. Schneider was selected as a director, and there are no other transactions involving Mr. Schneider requiring disclosure under Item 404(a) of Regulation S-K.

Committee Composition

Effective July 1, 2026, the Board’s committees will be composed as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Noel Watson (Chair)	Jeremy Liew (Chair)	Christa S. Quarles (Chair)
Brian D. Hughes	Richard Galanti	Richard Galanti
Manolo Sánchez	Brian D. Hughes	Jeremy Liew
Ryan Schneider	Christa S. Quarles	Ryan Schneider
Manolo Sánchez

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 to Revolving Credit Agreement, dated June 18, 2026, between Affirm, Inc., Affirm Holdings, Inc., certain lenders identified therein, and Barclays Bank PLC.*
*Portions of the exhibit have been omitted as the Company has determined that: (i) the omitted information is not material; and (ii) the Company customarily and actually treats the omitted information as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Rob O’Hare
Name: Rob O'Hare
Title: Chief Financial Officer

Date: June 25, 2026
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